Exhibit 4.83

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM,
INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

LICENSE

No. 110716 dated April 01, 2013

To render

data communication services for the purposes of
voice data communication

This license has been granted to

Open Joint Stock Company

“Mobile TeleSystems”

Legal Entity (Individual Entrepreneur)
Primary State Registration Number
(PSRN/OGRN, OGRNIP)

1027700149124

Tax Identification Number (TIN/INN)

7740000076

Principal place of business (residence):

109147, Moscow, Marksistskaya St., 4

The territory of the services is specified in appendix hereto.

This license is valid through:

February 27, 2018

This license is granted based on the decision of the licensing authority - Order No. 601 dated June 04, 2013

This license has an appendix which is as an integral part hereof and executed in two sheets

Deputy Head	(signature) O. A. Ivanov

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

PSRN 1087746736296

Appendix to License No. 110716**

Licensing Requirements

1.                   Open Joint Stock Company “Mobile TeleSystems” (the licensee) shall keep the term of this license.

Short company name:

OJSC “MTS”

PSRN 1027700149124	TIN 7740000076

Principal place of business:

109147, Moscow, Marksistskaya St., 4

2.                   The licensee agrees to commence the provision of communication services hereunder on or before April 01, 2013.

3.                   The licensee shall only render communication services hereunder in the Perm Territory.

4.                   The licensee shall make the following available hereunder to the subscriber and/or user*:

a) access to the communications network of the licensee;

b) connections through the data network for the purposes of voice data communication; and

c) access to voice data communication services rendered by other communication operators whose data networks interact with the network of the licensee.

5.                   The licensee agrees to render communication services in accordance with the rules for the provision of communications services, approved by the Government of the Russian Federation.

6.                   The licensee, when rendering the communication services, shall comply with the rules of the communications network connection and interaction, approved by the Government of the Russian Federation, when connecting the data communication network of the licensee to the public communication network, connecting other communication networks to the data communication network of the licensee, transferring and keeping records of traffic in the data communication network of the licensee, as well as when transferring and keeping records of traffic from/to communication networks of other operators.

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7.                   This license has been issued following the processing results of the license renewal application №105979 dated February 27, 2013, without bidding (auction, tender, etc). The licensing requirements are not specified for the performance of liabilities accepted by the licensee when participating in the bidding (auction, tender, etc) to obtain this license.

8.                   The radio-frequency spectrum is not used in the provision of communication services hereunder.

9.                   The licensee shall have a network management system of its own, which meets the network management regulations established by the Federal executive body in the sphere of telecommunications.

10.            The licensee shall meet the requirements for communication networks and facilities, established by the Federal executive authority by agreement with authorized government bodies engaged in the special investigative activities, for the purpose of carrying out of such activities and other measures to prevent the disclosure of organizational and tactical methods of such activities.

11.            The licensee is not a universal service operator. The licensing requirements are not specified for the provision of universal services subject to universal service contracts concluded with an authorized executive body.

12.             The licensee shall provide information on the calculating basis of the mandatory deductions (non-tax payments) to the universal service reserve in such manner and form as established by the Federal executive body in the sphere of telecommunications.

*                                         The services rendered hereunder may be accompanied by other services technologically and inseparably associated with data communication services for the purposes of voice data communication and aimed at increasing their customer value, unless it requires a separate license.

**                                  This license is issued to extend the term of license No. 105979 dated February 27, 2013.

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Laced, numbered and sealed 3 (three) sheets

Head of Department, Maintenance of Registers of Radiofrequency Assignments and Telecommunications Licenses

(signature) I. Yu. Zavidnaya

JUN 11, 2013

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

PSRN 1087746736296